UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2004

BRIGGS & STRATTON CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	1-1370	39-0182330
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12301 West Wirth Street, Wauwatosa, Wisconsin 53222

(Address of Principal Executive Offices) (Zip Code)

(414) 259-5333

(Registrant’s telephone number, including area code)

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 2, 2004, Briggs & Stratton Corporation issued a press release announcing that it and its subsidiary, Briggs & Stratton Power Products Group LLC, have signed a definitive agreement to acquire Simplicity Manufacturing, Inc. for a total consideration of $227.5 million in cash.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99	Press Release announcing Briggs & Stratton Corporation to acquire Simplicity Manufacturing, Inc.

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGGS & STRATTON CORPORATION
(Registrant)

Date: June 2, 2004	By:	/s/ James E. Brenn
James E. Brenn
Senior Vice President and Chief Financial Officer
Duly Authorized Officer